                                                                    Exhibit 10.8

                                             HP/Rothstein Consultation Agreement

                              CONSULTING AGREEMENT

      This Consulting Agreement, made and entered into as of July 28, 1999 between H Power Corp., a Delaware corporation having its principal place of business at 60 Montgomery Street, Belleville, New Jersey 07109 (the "Company"), and Norman Rothstein, an individual residing at 311 Links Drive West, Oceanside, New York 11572 (the "Consultant").

                                 RE C I T A L S:

      WHEREAS, the Company considers it in its best interest and in the best interest of its stockholders to foster the retention and engagement of key senior personnel; and

      WHEREAS, for the foregoing reasons the Company desires to retain the services of the Consultant on the terms and subject to the conditions provided in this Agreement; and

      WHEREAS, the Consultant desires to accept such engagement by the Company and to render services to the Company on the terms and subject to the conditions provided in this Agreement;

      NOW THEREFORE, the parties hereto agree as follows:

1. Engagement

      The Company hereby agrees to retain the services of the Consultant, and the Consultant agrees to be retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions, set forth in this Agreement.

2. Term

      The term of the Consultant's engagement under this Agreement (the "Term") shall commence on June 1, 1999 and shall continue through and including May 31, 2004, unless earlier terminated in accordance with Section 7, in which event the Termination Date as set forth therein shall be deemed the end of the Term. If not earlier terminated, the Term shall be automatically extended for successive 12-month periods unless either Party shall object to any extension, in writing, no later than 90 days prior to the first day of such extension.


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                                             HP/Rothstein Consultation Agreement

3. Position and Duties

      (a)   Position as Consultant

            The Consultant shall serve as a senior consultant to the Company. During his engagement hereunder, the Consultant shall report directly to the Board of Directors of the Company (the "Board"). The Consultant shall be obligated to devote a reasonable amount of his business time to the Company in satisfaction of his duties hereunder during any Engagement Year (as defined in Section 4(a) below); it being understood that the parties contemplate that the Consultant shall have other businesses and endeavors and shall not devote all or even a substantial amount of his business time to the fulfillment of such duties.

      (b)   Duties as Consultant

            During the Term, the Consultant shall, subject to supervision by the Board, perform duties consistent with his experience and abilities, as may be reasonably and properly assigned to the Consultant by the Board. It is contemplated that the Consultant shall render services to the Company from his residence and/or from such other location(s) as may from time to time be convenient to the Consultant. Upon the Consultant's request, the Company shall provide him with an office, furnished and equipped in a manner consistent with the position as a senior consultant and paid for by the Company, at a location reasonably selected by the Consultant.

4. Compensation and Reimbursement of Expenses

      (a)   Compensation

            For purposes of this Agreement, each consecutive 12 month period during the Term ending on each May 31st (commencing with May 31, 2000) during the Term shall be referred to as an "Engagement Year." For services rendered by the Consultant under this Agreement, the Company shall pay to the Consultant during each Engagement Year during the Term the following, which shall be considered his "Base Compensation": a base salary of $113,100 per year payable in equal biweekly installments, commencing with the end of the pay period which next follows the commencement of the Term; provided, that such base salary shall be adjusted at the beginning of each Engagement Year by a factor equal to the current rate of inflation during the period from the last such adjustment, or in the case of the first adjustment, from the date hereof, as shown by the U.S. Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers ("Index").


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                                             HP/Rothstein Consultation Agreement

            Should the U.S. Department of Labor discontinue the publication of the Index, or publish same less frequently, or alter same in any other manner, then Company may adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices within the United States.

            The Base Compensation shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

      (b)   Financial Advisory Bonus

            Except for the Company's initial public offering, arranged for with Josephthal & Co., Inc., the Company shall pay to the Consultant and the Consultant shall be entitled to receive from the Company, an amount or amounts which shall be customary at such time for brokers, business opportunity finders, financial intermediaries or persons or entities performing similar functions, in connection with any and all public and private financings consummated by the Company or any of its subsidiaries or affiliates during the Term hereunder and in connection with which the Consultant provides assistance, makes any introduction or otherwise facilitates such transaction, in each case, payable to the Consultant upon the receipt of said gross proceeds by the Company. In the event that the Consultant and the Company are unable to agree upon the amount of such compensation, they shall reasonably agree upon an independent investment banking firm to make such determination, which shall be binding upon them.

      (c)   Options

            Nothing herein shall limit or restrict the Consultant's ability to participate in the Company's 1996 Stock Option Plan (the "Plan"). On the date hereof, the Company hereby grants to the Consultant pursuant to the Plan the option (the "Consulting Options") to acquire 100,000 shares of the Company's common stock at a price of $15.00 per share (each of such amounts being subject to customary anti-dilution adjustments, including in connection with any stock split, recombination, reclassification or similar transaction). The Initial Option shall have a term of five years from the date hereof, irrespective of any termination of this Agreement, and shall be fully exercisable and vested from and after the date hereof. The Consulting Options may be exercised by cash tender or by tender of other options or securities of the Company, upon customary conditions relating to a cashless exercise of options.


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                                             HP/Rothstein Consultation Agreement

      (d)   Reimbursement of Expenses; Office Equipment

            Consistent with established policies of the Company as in effect from time to time for senior executives, consultants and members of the Board, the Company shall pay to or reimburse the Consultant for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel, automobile, telephone and cellular telephone expenses, computer and data processing expenses and similar expenses, incurred by the Consultant in performing his obligations under this Agreement. During the term of this Agreement, as may be extended, the Company shall furnish the Consultant with, or shall reimburse the Consultant for, a vehicle (of comparable stature to the make and model of the automobile to which the Consultant has been accustomed), as well as insurance costs therefor. In addition, the Company shall provide the Consultant with reasonable and necessary office furniture, equipment and supplies, including without limitation, a desk top computer with a full keyboard and 17 inch screen, a laser jet printer, a modem, a scanner, tape back-up and uninterrupted power supply equipment, and programs required for the Consultant's duties hereunder for his use at his residence or at such other location the Consultant may select.

5. Benefits

      (a)   Benefit Plans

            The payments provided in Section 4 above are in addition to any benefits to which the Consultant may be, or may become, entitled under any of the Company's benefit plans or programs for which members of the Board or senior executive officers of or consultants to the Company are or shall become eligible. During the term the Consultant shall be eligible to receive benefits and emoluments which are consistent with the benefits and emoluments provided to senior executive officers of the Company, and subsequent to the term shall be entitled to all health benefits for the life of the consultant.

      (b)   Vacation

            The Consultant shall be entitled to reasonable periods of vacation and sick time consistent with his role as a senior consultant to the Company, during which periods the Company shall not expect the Consultant to perform services hereunder.


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                                             HP/Rothstein Consultation Agreement

      (c)   No Reduction

            There shall be no material reduction or diminution of the benefits provided in this Section 5 during the Term unless (i) the Consultant shall have provided his consent to such reduction or diminution or
            (ii) an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (iii) such reduction is part of an across-the-board reduction affecting all senior executives of the Company.

6. Benefits Payable Upon Disability

      (a)   Disability Benefits

            During any period of Disability (as defined below) occurring during the Term, the Company shall continue to pay to the Consultant the Base Compensation as provided herein and continue to extend to him the benefits described in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability insurance or similar policy maintained by the Company (or maintained by the Consultant, the cost of which is reimbursed or paid by the Company), payments under such policy shall be considered as payments by the Company and, to the extent received, shall offset any Base Compensation payable to the Consultant under this Agreement. As used in this Agreement, "Disability" shall mean the inability (as determined by a majority of the remaining members of the Board, other than the Consultant, voting for such determination) of the Consultant to render services to the Company, as provided herein, as a result of physical or mental infirmity or disability.

      (b)   Services During Disability

            During the Term, notwithstanding any Disability, the Consultant shall, to the extent that he is physically and mentally able to do so, furnish information, assistance and services to the Company.

7. Termination

      This Agreement shall be terminated in accordance with the provisions of this Section 7, in which case the provision of Section 8 below shall be applicable.

      (a)   Upon Expiration of the Term


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                                             HP/Rothstein Consultation Agreement

            This Agreement shall terminate in accordance with Section 2 above.

      (b)   By the Company

            In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Company, as follows:

            (i)   Death of Consultant

                  If the Consultant dies, this Agreement shall terminate, the Termination Date being the date of the Consultant's death.

            (ii)  Disability

                  If the Consultant is unable to perform his services as required in this Agreement, as a result of his Disability during an Engagement Year, the Company shall have the right to terminate this Agreement as determined by a majority of the remaining members of the Board, other than the Consultant, voting for such determination), the Termination Date being 15 days after notice thereof is provided to the Consultant.

            (iii) Termination by the Company for Cause

                  The Company shall have the right to terminate the Consultant's engagement under this Agreement for Cause (as defined below), the Termination Date to be immediately upon notice thereof from the Company to the Consultant. For purposes of this Agreement, "Cause" shall mean the Consultant's (A) conviction of any misdemeanor involving moral turpitude or any felony,
                  (B) misappropriation or embezzlement from the Company, (C) breach during the Term of Sections 10 or 11 below or (D) persistent refusal (after 30 days' prior written notice during which such refusal may be cured by the Consultant) to perform his duties hereunder.

            (iv)  No Termination by the Company Without Cause

                  The Company shall not have the right to terminate the Consultant's engagement hereunder for any reason not specifically set forth in clauses (i), (ii) or (iii) of this
                  Section 7(b).


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                                             HP/Rothstein Consultation Agreement

      (c)   By The Consultant

            In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Consultant, as follows:

            (i)   Termination by the Consultant for Just Cause

                  The Consultant shall have the right to terminate his employment under this Agreement upon the occurrence of a material breach of this Agreement by the Company. The Termination Date shall be 15 days after the date of the applicable notice giving rise to a termination, by the Consultant to the Company.

            (ii)  Termination by the Consultant Without just Cause

                  The Consultant shall have the right to terminate the Consultant's employment under this Agreement for any other reason not set forth in clause (i) of this Section 7(c), the Termination Date being 15 days after notice thereof from the Consultant to the Company.

8. Effect of Termination

      The following provisions shall be applicable in the event of the termination of this Aareement as provided in Section 7 above.

      (a)   Expiration of Term

            Upon termination of this Agreement as provided in Section 7(a) above, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 11, 12 and 13(b) below which shall survive such termination.

      (b)   Death

            Upon the termination of this Agreement as provided in Section 7(b)(i) above, the Company shall pay to the Consultant's estate (i) the Base Compensation otherwise payable to the Consultant hereunder for the six-month period following the Termination Date, payable within 180 days after the Termination Date (but not earlier than any recovery of insurance proceeds in respect thereof, as provided below), and (ii) any bonus for the Engagement Year in which the Termination Date occurs that the Board determines


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                                             HP/Rothstein Consultation Agreement

            would otherwise have been payable had the Consultant not died, which Annual Bonus shall be reduced by prorating it through the Termination Date, payable, in the case of this clause (ii), at the time such payment would otherwise be due and payable hereunder, and
            (iii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder. Neither party shall have any further liability or obligation to the other except as provided in Sections 11, 12 and 13(b) hereunder which shall survive the Termination Date. Notwithstanding the provisions of clauses (i) and (ii) above, the Company shall have the right to provide for either or both of the payments described therein by purchasing life insurance on the Consultant's life or reimbursing to the Consultant the cost of the premiums in respect of such life insurance which may be purchased directly by the Consultant if he so elects.

            In the event that the Consultant shall own any employee, director and/or consultant stock options as of the Termination Date, all of such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under
            Section 7(b)(i) and, notwithstanding the provisions of the Plan pursuant to which such options may have been granted, the Consultant's estate shall have a period of two years from the Termination Date to exercise such options, except that the Consulting Options shall have the term provided in Section 4(c) above.

      (c)   Disability

            Upon the termination of this Agreement as provided in Section 7(b)(ii) above, the Company shall pay to the Consultant (i) an amount equal to the compensation otherwise payable to the Consultant hereunder for the six-month period following the Termination Date and (ii) any bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Consultant not become Disabled, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, payable at the times such payments would otherwise be due and payable hereunder and (iii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder. Neither party shall have any further liability or obligation to the other except as provided in Sections 11, 12 and 13(b) hereunder which shall survive the Termination Date. Notwithstanding the provisions of clauses (i) and
            (ii) above, the Company shall have the right to provide for either or both of such payments described therein by purchasing disability insurance in respect of the Consultant or reimbursing to the Consultant the cost of the premiums in respect of such disability insurance which may be purchased directly by the Consultant if he so elects. In the event that the Consultant shall own any employee,


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                                             HP/Rothstein Consultation Agreement

            director and/or consultant stock options as of the Termination Date, all of such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under
            Section 7(b)(ii) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which such options may have been granted, the Consultant shall have a period of two years from the Termination Date to exercise such options, except that the Consulting Options shall have the term provided in Section 4(c) above.

      (d)   Termination by the Company For Cause

            Upon the termination of this Agreement as provided in Section 7(b)(iii) above, the Company shall pay to the Consultant (i) the accrued and unpaid Base Compensation, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable thereunder. Neither party shall have any further liability or obligation to the other except as provided in Sections 11, 12 and 13(b) hereunder which shall survive the Termination Date. No unvested employee, director and/or consultant stock options shall vest or become exercisable by virtue of any termination under Section 7(b)(iii) and any and all rights thereto then possessed by the Consultant shall be terminated and of no further force and effect; it being understood that the foregoing shall not affect the Consulting Options.

      (e)   Termination by the Consultant for Just Cause

            Upon termination of this Agreement as provided in Section 7(c)(i) above, the Company shall pay to the Consultant (i) the Base Compensation which would otherwise have been payable hereunder for the remainder of the Term had the Agreement not been terminated and,
            (ii) expense reimbursement amounts accrued through the Termination Date, in each case, in the case of clause (i) and (ii) above, at the time such payments are otherwise due and payable thereunder. Neither party shall have any further liability or obligation to the other except as provided in Sections 11, 12 and 13(b) hereunder which shall survive the Termination Date. All unvested employee, director and/or consultant stock options, if any, shall vest and become exercisable for their remaining term absent such termination by virtue of any termination under Section 7(c)(i).

      (f)   Termination by the Consultant Without Just Cause

            Upon the termination of this Agreement as provided in Section 7(c)(ii) above, the Company shall pay to the Consultant (i) the accrued and unpaid Base Compensation, if


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                                             HP/Rothstein Consultation Agreement

            any, through the Termination Date, and (ii) expense reimbursement amounts accrued through the Termination Date. Neither party shall have any further liability or obligation to the other except as provided in Sections 11, 12 and 13(b) hereunder which shall survive the Termination Date. No unvested employee or directors options shall vest or become exercisable by virtue of any termination under
            Section 7(c)(ii) above and any and all rights thereto to such unvested options then possessed by the Consultant shall be terminated and of no further force and effect; it being understood that the foregoing shall not affect the Consulting Options.

9. Federal Income Tax and Other Withholdings

      The Company shall withhold from any benefits payable pursuant to this Agreement such federal, state, city or other taxes and other amounts as may be required to be withheld pursuant to any applicable law or governmental regulations or ruling and shall timely pay over to the appropriate governmental or other authorities the amount withheld, together with any additional amounts required to be paid by the Company in respect thereof.

10. Non-Competition and Confidential Information During the Term

      (a)   Non-Competition

            The Consultant covenants and agrees that he will not at any time during the Term engage in a business which is on the date hereof or during the Term in competition with the business of the Company, or solicit the services of any employee of the Company in connection therewith.

      (b)   Confidential Information

            The Consultant shall, during the Term hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential or proprietary information, knowledge or data relating to the Company (and any of its subsidiaries or affiliates), which shall have been obtained by the Consultant during or by reason of his engagement by the Company. During the Term, the Consultant shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to any person or entity other than the Company (or such applicable subsidiaries or affiliates) and those designated by them which would result in any misappropriation or improper use hereof, except that, during his engagement hereunder, in furtherance of the business and for the benefit of the Company, the Consultant may provide confidential information as


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                                             HP/Rothstein Consultation Agreement

            appropriate to attorneys, accountants, financial institutions or other persons or entities engaged in business with the Company from time to time.

11. Indemnification and Liability Insurance

      (a)   Indemnification

            The Company shall indemnify and hold the Consultant harmless, to the fullest extent permitted by applicable laws and regulations, against any and all expenses, liabilities and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service hereunder, except to the extent of the Consultant's gross negligence or willful misconduct.

      (b)   Insurance

            To the extent available at commercially reasonable rates, the Company shall maintain for the benefit of the Consultant, a directors' and officers' liability insurance policy insuring the Consultant's service hereunder and, if the Consultant is a member of the Board, as a member thereof, during the Term in accordance with its customary practices as in effect from time to time during the Term; provided, that all other directors of the Company are also covered by such insurance. The parties acknowledge and agree that such policy may cover other directors and officers of the Company in addition to the Consultant.

12. Registration Rights

      The Company acknowledges that the Consultant and certain of his family members, namely his children Steven, Allan and Tammy, and his wife Cynthia or trusts for the benefit of such persons or entities owned or controlled by such persons (together with the Consultant, the "Holders") are the holders in a substantial number of shares of Common Stock of the Company (the "Registrable Securities"). In connection with this Agreement and the transactions contemplated hereby, the Company desires to grant to the Holders certain registration rights relating to the Registrable Securities.

      (a)   Demand Registration

            The Holders and the holders under a Consulting Agreement dated the date hereof between the Company and Mr. Frederick Entman collectively shall have the one-time right at any


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                                             HP/Rothstein Consultation Agreement

            time from time to time to request registration under the Securities Act of 1933 of all or part of their Registrable Securities on Form S-1, S-2 or S-3 (if available) or any similar registration (each, a "Demand Registration"); provided, that the Company need not effect the Demand Registration unless such Demand Registration of all the Holders shall include at least 100,000 shares of Common Stock. In the event of a Demand Registration, the Company shall use its best efforts to file and cause to become effect such registration statement and take other appropriate methods to effect such distributions of securities, as shall be necessary or appropriate, upon customary terms and conditions.

      (b)   Piggyback Registration

            Whenever the Company proposes to register any of its securities under the Securities Act (other than in a registration relating to sales of securities to participants in a Company dividend reinvestment plan, S4, or S-8 or any successor form or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and will include in such registration (subject to customary underwriters' limitations, cut-backs and restrictions, if any, upon written notice from the Company's underwriters) all Registrable Securities with respect to which the Company has received written requests for inclusion therein.

      (c)   Expenses of Registration

            Except as otherwise provided herein, all registration expenses incurred in connection with all registrations pursuant to this
            Section 12 shall be borne by the Company; provided, that underwriters' or brokers' discounts, fees or selling commissions shall be borne by the Holders and not by the Company.

      (d)   Indemnification

            The Company agrees to indemnify, to the fullest extent permitted by applicable law, each Holder of Registrable Securities, against all losses, claims, damages, liabilities, expenses or any amounts paid in settlement of any litigation, investigation or proceeding commenced or threatened (collectively, "Claims") to which each such indemnified party may become subject under the Securities Act (except to the extent based solely on information furnished to the Company in writing by such Holder for inclusion in any registration statement); the Consultant shall indemnify the Company against any claims under the Securities Act


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                                             HP/Rothstein Consultation Agreement

            resulting solely from information furnished in writing to the Company by the Consultant for inclusion in a registration statement under which the Holders are selling security holders.

13. General Provisions

      (a)   Assignment

            Neither this Agreement nor any right or interest hereunder shall be assignable by the Consultant or the Company without the prior written consent of the other; provided, that (i) in the event of the Consultant's Death during the Term, the Consultant's estate and his heir, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity; provided, that such surviving entity shall continue to be bound by the provisions hereof binding upon the Company.

      (b)   Binding Agreement

            This Agreement shall be binding upon, and inure to the benefit of the Consultant and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

      (c)   Amendment of Agreement

            This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (d)   Severability

            If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

      (e)   Effect of Prior Agreements


                               Page 13 of 15 Pages
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                                             HP/Rothstein Consultation Agreement

            This Agreement contains the entire understanding between the parties hereto respecting the Consultant's engagement by the Company, and supersedes any prior agreement between the Company and the Consultant relating to the retention of the Consultant as a consultant to the Company.

      (f)   Notices

            For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand, (ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or (iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the method described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to the Consultant, to Norman Rothstein, 311 Links Drive West, Oceanside, New York 11572; and if to the Company to H Power Corporation, 60 Montgomery Street, Belleville, New Jersey 07109; telecopy no. (201) 450-9850, directed to the attention of the Board with copies to the Chairman and the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      (g)   Counterparts

            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile transmission.

      (h)   Arbitration

            In the event of a dispute or controversy arising under or in connection with this Agreement, the Consultant shall give the Company or the Company shall give the Consultant, as applicable, a written demand for relief. If the dispute or controversy is not resolved, it shall be settled exclusively by arbitration, conducted in Essex County, Newark, the State of New Jersey, in accordance with the rules of the American Arbitration Association. Judgment shall be entered on the arbitrator's award in any court having jurisdiction over the parties hereto.


                               Page 14 of 15 Pages

                                             HP/Rothstein Consultation Agreement

      (i)   Indulgences, Etc.

            Neither the failure nor any delay on the part of either party to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

      (j)   Headings

            The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      (k)   Governing Law

            This Assignment shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement, comprised of 15 pages including this page, to be executed by its duly authorized officer, and the Consultant has signed this Agreement, all as of the date first set forth above.

Consultant:                                H Power Corp.:


/s/ Norman Rothstein                       By: /s/ H. Frank Gibbard
----------------------------------------       --------------------
Norman Rothstein                                                CEO


                               Page 15 of 15 Pages